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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Alliance Imaging, Inc. on Form S-4 of our report dated February 22, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 22, 2001 relating to the financial statements schedule appearing elsewhere in the Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


Costa Mesa, California
May 10, 2001